P
R
O                         Anchor Financial Corporation
X          This Proxy is Solicited on Behalf of the Board of Directors
Y
                          Special Meeting, May 1, 2000

The undersigned shareholder of Anchor Financial Corporation, hereby revoking all previous proxies, hereby appoints _________________ and ___________________, and either of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of Anchor Financial Corporation to be held May 1, 2000, at 2:30 p.m., local time, at the Myrtle Beach Convention Center, 2100 North Oak Street, Myrtle Beach, South Carolina and at any adjournments thereof, and to vote all shares of Anchor Financial Corporation that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matters set forth in the Proxy Statement/Prospectus as specified below.

1. To approve the Reorganization Agreement dated as of January 10, 2000, providing for the merger of Anchor Financial Corporation with and into Carolina First Corporation and, in connection therewith, the conversion of shares of common stock of Anchor Financial Corporation into shares of common stock of Carolina First Corporation, subject to the terms and conditions of the Reorganization Agreement.

FOR [ ]                         AGAINST [ ]                         ABSTAIN [ ]
2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Please sign exactly as name appears on stock certificate. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held jointly, signature should appear for both names. If more than one trustee, all should sign. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office. This Proxy may be revoked any time prior to its exercise.

Dated:       ______________________, 2000


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Signature

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.